UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2006

Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement
2006 Base Salary
     On April 4, 2006, the Compensation and Management Development Committee of the Registrant’s Board of Directors approved an annual base salary of $500,000 for Burt A. Adelman, MD, the Registrant’s Executive Vice President, Development. The Committee also approved an annual salary of $390,000 for Michael D. Kowolenko, Ph.D., the Registrant’s Senior Vice President, Pharmaceutical Operations and Technology.
Compensation Arrangement for the Chair of the Transaction Committee of the Board of Directors
     On April 5, 2006, the Registrant’s Board of Directors approved a $10,000 annual retainer to be paid to the Chair of the Transaction Committee of the Registrant’s Board of Directors. The retainer is in addition to other compensation the Chair receives as a member of Registrant’s Board of Directors.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Susan H. Alexander
Susan H. Alexander, Executive Vice President,
General Counsel and Secretary

Date: April 10, 2006